Exhibit 99.1

Nasdaq Panel Grants the Request of Hongli Clean Energy
Technologies Corp. for Continued Listing on The Nasdaq
Capital Market

PINGDINGSHAN, China, November 22, 2016/PRNewswire/--Hongli Clean Energy Technologies Corp. (Nasdaq: CETC) (the “Company”) announced, as previously reported, on October 12, 2016, the Company received a Determination letter from The NASDAQ Stock Market LLC (the “Nasdaq”) notifying the Company of the Nasdaq Staff’s determination that  the Company’s failure to timely file its annual report on Form 10-K for the fiscal year ended June 30, 2016 could serve as an additional basis for delisting from The Nasdaq Stock Market pursuant to Listing Rule 5250(c)(1). In addition, on November 16, 2016, the Company received an additional deficiency notice for the late filing of its periodic report on Form 10-Q for the quarter ended September 30, 2016, which could also serve as an additional basis for delisting pursuant to Listing Rule 5250(c)(1). The Company had previously been notified that it did not comply with the $1.00 bid price requirement for continued listing, as set forth in Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).  In response, on October 27, 2016, the Company effected a 1-for-10 reverse stock split. As of the date of this filing, the Company’s bid price has remained above $1.00 per share for 19 consecutive trading days.

Based on the foregoing, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). Following the oral hearing before the Panel on November 17, 2016, on November 21, 2016, the Company received written notification that the Panel had determined that the Company has regained compliance with the Minimum Bid Price Rule and has granted the Company’s request for continued listing pending the filing of its delinquent reports and any necessary restatements with the Securities and Exchange Commission through January 31, 2017. Notwithstanding the foregoing, there can be no assurance that the Company will regain compliance by January 31, 2017, or that the Panel will grant a further extension in the event the Company does not timely regain compliance.

About Hongli Clean Energy Technologies Corp.

Previously known as SinoCoking Coal and Coke Chemical Industries, Inc., Hongli Clean Energy Technologies Corp. (“Hongli” or the “Company”) is a Florida corporation and an emerging producer of clean energy products located in Pingdingshan City, Henan Province, China. The Company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. The Company has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. The Company also produces and supplies thermal coal to its customers in central China. The Company currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and PingdingshanHongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province PingdingshanHongli Coal & Coke Co., Ltd., Baofeng Coking Factory, BaofengHongchang Coal Co., Ltd., BaofengHongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., BaofengShuangri Coal Mining Co., Ltd., and BaofengXingsheng Coal Mining Co., Ltd.

For additional information on the Company, please go to http://www.cetcchina.net/ or refer to the company's periodic reports filed with the Securities and Exchange Commission (http://www.cetcchina.net/sec-filings.html). Investors wishing to receive the Company's corporate communications as they become available may go to the company's Investor Relations site (http://www.cetcchina.net/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company's operations and products at the company's "Ask Management" blog (http://www.cetcchina.net/ask-management.html).

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Company Contact:

Jianhua Lv, CEO

Phone: + 86-375-2882-999

Email: lvjianhua@sinocoking.net

Website: http://www.cetcchina.net/